As filed with the Securities and Exchange Commission on March 16, 2006
Registration No. 333-122705

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3674	77-0398779
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code number)	(I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

JERRY S. RAWLS
Chief Executive Officer
FINISAR CORPORATION
1389 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

STEPHEN K. WORKMAN Senior Vice President, Finance, Chief Financial Officer and Secretary Finisar Corporation 1389 Moffett Park Drive Sunnyvale, California 94089 (408) 548-1000	DENNIS C. SULLIVAN, ESQ. JOE C. SORENSON, ESQ. DLA Piper Rudnick Gray Cary US LLP 2000 University Avenue East Palo Alto, California 94303-2248 (650) 833-2000
      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☑
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE
      The purpose of this post-effective Amendment No. 3 to the Registration Statement on Form S-1 is solely to include an additional undertaking in Item 17 of Part II. No changes have been made to the prospectus that forms Part I of this Registration Statement and, accordingly, such prospectus has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.
      The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.

SEC registration fee	$6,363
Accounting fees and expenses	40,000
Legal fees and expenses	40,000
Printing and engraving expenses	15,000
Miscellaneous expenses	3,637

Total	$105,000

Item 14.	Indemnification of Directors and Officers.
      Section 145 of the Delaware General Corporation Law (“DGCL”) permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant’s Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by the DGCL, including in circumstances in which indemnification is otherwise discretionary under such law. In addition, with the approval of the Board of Directors and the stockholders, the Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which require the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors’ and officers’ insurance, if available on reasonable terms.
      These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.
      The Registrant’s Chief Executive Officer, former Chairman of the Board and Chief Technical Officer and Senior Vice President — Finance and Chief Financial Officer have been named as defendants in the securities class action lawsuit described under the caption “Risk Factors — We are subject to pending legal proceedings” in Part I of the registration statement. These officers are likely to assert a claim for indemnification in connection with that litigation. Other than the securities class action litigation, there is no pending litigation or proceeding involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.
      The Registrant has obtained liability insurance for the benefit of its directors and officers.

Item 15.	Recent Sales of Unregistered Securities.
      Since August 1, 2002, we have issued and sold the following unregistered securities:
(1)     Investment in CyOptics, Inc.
      On April 29, 2005, we entered into a Series F Preferred Stock Purchase Agreement (the “Purchase Agreement”) with CyOptics, Inc. (“CyOptics”). Pursuant to the Purchase Agreement, the Registrant issued a convertible promissory note (the “Note”) in the principal amount of $3,750,000 as consideration for the Registrant’s purchase of 24,298,580 shares of CyOptics Series F Preferred Stock. The terms of the Note provide for four weekly conversions of equal portions of the outstanding principal of the Note into shares of the Registrant’s common stock, commencing upon the effectiveness of a registration statement filed to cover the resales of such shares by CyOptics. The number of shares to be issued upon each conversion is determined by dividing the amount converted by the average closing bid price of our common stock for either (i) the four trading days immediately prior to the conversion, or (ii) the trading day prior to the conversion, as selected by the holder of the Note. A total of 3,594,607 shares of common stock were issued pursuant to the conversion of the Note. The issuance of the Note and the shares of the Company’s common stock issuable upon conversion thereof were not registered under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.
(2)     Acquisition of InterSAN, Inc.
      On May 12, 2005, we completed the acquisition of InterSAN, Inc. (“InterSAN”), a privately held company located in Scotts Valley, California, pursuant to an Agreement and Plan of Reorganization dated March 2, 2005 (the “Agreement”). Under the terms of the Agreement, InterSAN merged with a wholly-owned subsidiary of Finisar and the holders of InterSAN’s securities were entitled to receive up to 7,132,186 shares of Finisar common stock having a value of approximately $8.8 million. Approximately ten percent (10%) of the shares of Finisar common stock that would otherwise be distributed to the holders of InterSAN’s securities at the closing of the acquisition were deposited into an escrow account for twelve (12) months following the closing for the purpose of providing a fund against which Finisar may assert claims for damages, if any, based on breaches of the representations and warranties made by InterSAN in the Agreement. The issuance of such shares was not registered under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act.
(3)     Acquisition of I-TECH CORP.
      On April 8, 2005, we completed the acquisition of I-TECH CORP. (“I-TECH”), a privately-held network test and monitoring company based in Eden Prairie, Minnesota. The governing agreement provided for the merger of I-TECH with a wholly-owned subsidiary of Finisar and the issuance by Finisar to the sole holder of I-TECH’s common stock promissory notes having an aggregate principal amount of approximately $12.1 million which are convertible into shares of Finisar common stock over a period of one year following the closing of the acquisition. Of the approximately $12.1 million in promissory notes, $1 million in principal will be deposited into an escrow account for twelve (12) months following the closing to satisfy certain indemnification obligations of the I-TECH stockholder. As of January 31, 2006, 9,934,401 shares of Finisar common stock have been issued upon conversion of the notes. Only $843,000 in principal amount of the escrow note remains outstanding, and the exact number of shares of Finisar common stock to be issued pursuant to that note is dependent on the trading price of Finisar’s common stock on the dates of conversion of the note. The issuance of such notes and the shares of common stock issuable upon conversion thereof was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) and Regulation D promulgated under the Securities Act.
(4)     Acquisition of Transceiver and Transponder Product Line from Infineon Technologies AG
      On January 31, 2005, we completed the acquisition from Infineon Technologies AG (“Infineon”) of certain assets associated with the design, development and manufacture of optical transceiver products from Infineon’s fiber optics business unit, in exchange for the issuance of 34,000,000 shares of Finisar Common Stock. The issuance of such shares was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
(5)     Acquisition of Assets of Data Transit Corp.
      On August 8, 2004, we completed the purchase of the assets of Data Transit Corp., a privately-held manufacturer of protocol analyzers and traffic generators based in San Jose, California, for a promissory note in the principal amount of approximately $16 million which is convertible into shares of Finisar common stock. A total of 15,082,865 shares of Finisar common stock were issued to Data Transit Corp. upon conversion of the note. The issuance of the note and the shares of common stock issuable upon conversion thereof was not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.
(6)     2 1/2% Convertible Subordinated Notes due 2010
      On October 15, 2003, we completed a private sale of $150 million principal amount of convertible subordinated notes due 2010 to qualified institutional buyers. We received $145.2 million in net proceeds from the sale of the notes. We used a portion of the net proceeds of the offering to purchase a portfolio of U.S. government securities that will be pledged to secure the payment of the first eight scheduled interest payments on the notes. Subject to market conditions and its ability to complete privately negotiated transactions with individual holders, we used a portion of the net proceeds to repurchase a portion of its outstanding 5 1/4% convertible subordinated notes due 2008. We have used the remaining net proceeds of the offering for general corporate purposes, including working capital. The notes will be convertible at the option of the holder, at an initial price of $3.705 per share, into an aggregate of approximately 40.5 million shares of the Company’s common stock. The notes will bear interest at an annual rate of 2 1/2%, payable semiannually. Holders of the notes will have the right to require the Company to repurchase the notes on October 15, 2007 or upon the occurrence of specified change in control events. The Company may choose to pay the repurchase price of such notes in cash, shares of the Company’s common stock or a combination thereof. The Company will have the right to redeem the notes on or after October 15, 2007 if the price of the Company’s common stock exceeds a specified threshold. The notes and the common stock issuable upon conversion of the notes have not been registered and sold under the Securities Act, or applicable state securities laws, and were offered and sold only to qualified institutional buyers in reliance on Rule 144A under the Securities Act.
(7)     Acquisition of Genoa Corporation
      On April 3, 2003, we completed the acquisition of Genoa Corporation (“Genoa”), a privately held company located in Fremont, California, pursuant to an Agreement and Plan of Reorganization dated April 1, 2003 (the “Merger Agreement”). Under the terms of the Merger Agreement, Genoa merged with an indirect wholly-owned subsidiary of Finisar and the holders of Genoa’s securities received approximately 6.8 million shares of Finisar common stock and warrants exercisable for approximately 1 million shares of Finisar common stock. The issuance of the shares of common stock and the shares of common stock issuable upon exercise or conversion of the warrants were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules
      (a) Exhibits.

Exhibit
Number		Description of Document

2.8		Master Sale and Purchase Agreement by and between Infineon Technologies A.G. and Finisar Corporation, dated January 25, 2005(1)
3.4		Amended and Restated Bylaws of Registrant(28)
3.5		Restated Certificate of Incorporation of Registrant(2)
3.6		Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on June 19, 2001(3)
3.8		Certificate of Elimination regarding the Registrant’s Series A Preferred Stock(4)
3.9		Certificate of Designation(5)
3.10		Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on May 11, 2005(6)
3.11		Amended and Restated Certificate of Incorporation of Registrant(28)
4.1		Specimen certificate representing the common stock(2)
4.2		Form of Rights Agreement between Finisar Corporation and American Stock Transfer and Trust Company, as Rights Agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Terms of the Series RP Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Terms of Rights Agreement)(7)
4.3		Indenture between Finisar Corporation and U.S. Bank Trust National Association, a national banking association, dated October 15, 2001(8)
4.4		Indenture between Finisar Corporation and U.S. Bank Trust National Association, a national banking association, dated October 15, 2003(9)
4.5		Asset Purchase Agreement among Finisar Corporation, Data Transit Corp., Dale T. Smith and Janice H. Smith dated as of August 4, 2004, as amended through December 10, 2004 (including as Exhibit A the form of 8% Installment Promissory Note due August 5, 2005 and as Exhibit I the form of Stock Resale Agreement)(10)
4.6		Fourth Amendment to Asset Purchase Agreement among Finisar Corporation, Data Transit Corp., Dale T. Smith and Janis H. Smith dated as of May 11, 2005 (including as Exhibit A the form of Amended and Restated 8% Installment Promissory Note due August 5, 2006)(11)
4.7		Convertible Promissory Note dated April 29, 2005 issued by Finisar Corporation to CyOptics, Inc., with a principal amount of $3,750,000(12)
5	.1*	Opinion of DLA Piper Rudnick Gray Cary US LLP
10.1		Form of Indemnity Agreement between Registrant and Registrant’s directors and officers(2)
10.2		1989 Stock Option Plan(5)
10.3		1999 Stock Option Plan, as amended and restated effective October 1, 2003(13)
10.4		1999 Employee Stock Purchase Plan, as amended and restated effective March 2, 2005(14)
10.13		Building Lease for 1308 Moffett Park Drive, Sunnyvale, CA, dated May 26, 1999 between Registrant and Aetna Life Insurance Company(2)
10.18		Collateral Pledge and Security Agreement among Finisar Corporation, U.S. Bank Trust National Association and U.S. Bank National Association, dated October 15, 2003(9)
10.19		Registration Rights Agreement between Finisar Corporation and the Initial Purchasers of Finisar’s 2 1/2% Convertible Subordinated Notes due 2010, dated October 15, 2003(9)
10	.21.1	Executive Retention and Severance Plan(15)
10	.21.2	Amended and Restated Registration Rights Agreement between Infineon Technologies AG and Finisar Corporation, dated January 25, 2005(16)
10.22		Transceiver Supply Agreement by and between Finisar Corporation and Infineon Technologies Trutnov, sro, dated January 25, 2005(17)

Exhibit
Number		Description of Document

10.23		Purchase Agreement by and between FSI International, Inc. and Finisar Corporation, dated February 4, 2005(18)
10.24		Assignment and Assumption of Purchase and Sale Agreement between Finisar Corporation and Finistar (CA-TX) Limited Partnership, dated February 4, 2005(19)
10.25		Lease Agreement by and between Finistar (CA-TX) Limited Partnership and Finisar Corporation, dated February 4, 2005(20)
10.26		Agreement and Plan of Reorganization by and among Finisar Corporation, Iolite Acquisition Corp. and InterSAN, Inc., dated March 2, 2005(21)
10.27		Agreement and Plan of Merger by and among Finisar Corporation, I-Robot Acquisition Corp., I-TECH CORP. and Steven Bucher, dated April 7, 2005(22)
10.28		Convertible Promissory Note issued by Finisar Corporation to Steven Bucher with a principal amount of $11,061,000, dated April 8, 2005(23)
10.29		Convertible Promissory Note issued by Finisar Corporation to Steven Bucher with a principal amount of $1,000,000, dated April 8, 2005(24)
10.30		Form of Stock Option Agreement for options granted under the 1999 Stock Option Plan(25)
10.31		Amendment to Convertible Promissory Note dated June 21, 2005 by and among Finisar Corporation and Steven Bucher(26)
10.32		International Employee Stock Purchase Plan(27)
10.33		Resignation Agreement by and between Finisar Corporation and Kevin Cornell, effective as of August 4, 2005(28)
10.34		Finisar Corporation 2005 Stock Incentive Plan(29)
10.35		Letter Agreement dated December 28, 2005 between Finisar Corporation and Dr. Frank H. Levinson(30)
21		List of Subsidiaries of the Registrant(31)
23	.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Opinion of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)

*	Previously filed.

(1)	Incorporated by reference to Exhibit 2.8 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(2)	Incorporated by reference to the same numbered exhibit to Registrant’s Registration Statement on Form S-1/ A filed October 19, 1999 (File No. 333-87017).

(3)	Incorporated by reference to the same numbered exhibit to Registrant’s Annual Report on Form 10-K filed July 18, 2001.

(4)	Incorporated by reference to Exhibit 3.8 to Registrant’s Registration Statement on Form S-3 filed December 18, 2001 (File No. 333-75380).

(5)	Incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form 8-A12G filed on September 27, 2002.

(6)	Incorporated by reference to Exhibit 3.3 to Registrant’s Registration Statement on Form S-3 filed May 18, 2005 (File No. 333-125034).

(7)	Incorporated by reference to the same numbered exhibit to Registrant’s Current Report on Form 8-K filed September 27, 2002.

(8)	Incorporated by reference to the same numbered exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 2001 filed December 12, 2001.

(9)	Incorporated by reference to the same numbered exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 2003 filed December 10, 2003.

(10)	Incorporated by reference to Exhibit 4.5 to Registrant’s Quarterly Report on Form 10-Q filed December 10, 2004.

(11)	Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 filed May 13, 2005 (File No. 333-125979).

(12)	Incorporated by reference to Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed May 18, 2005 (File No. 333-125034).

(13)	Incorporated by reference to Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(14)	Incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(15)	Incorporated by reference to the same numbered exhibit to Registrant’s Annual Report on Form 10-K/ A filed February 10, 2005.

(16)	Incorporated by reference to Exhibit 10.21 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(17)	Incorporated by reference to Exhibit 10.22 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(18)	Incorporated by reference to Exhibit 10.23 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(19)	Incorporated by reference to Exhibit 10.24 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(20)	Incorporated by reference to Exhibit 10.25 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(21)	Incorporated by reference to Exhibit 10.26 to Registrant’s Current Report on Form 8-K filed March 7, 2005.

(22)	Incorporated by reference to Exhibit 10.27 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(23)	Incorporated by reference to Exhibit 10.28 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(24)	Incorporated by reference to Exhibit 10.29 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(25)	Incorporated by reference to Exhibit 10.30 to Registrant’s Current Report on Form 8-K filed June 14, 2005.

(26)	Incorporated by reference to Exhibit 10.31 to Registrant’s Current Report on Form 8-K filed June 22, 2005.

(27)	Incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(28)	Incorporated by reference to Exhibit 10.33 to Registrant’s Current Report on Form 8-K filed August 8, 2005.

(29)	Incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed October 19, 2005.

(30)	Incorporated by reference to Exhibit 10.35 to Registrant’s Current Report on Form 8-K filed January 3, 2006.

(31)	Incorporated by reference to Exhibit 21 to Registrant’s Annual Report on Form 10-K filed July 29, 2005.

      (b) Financial Statement Schedules.
      The following financial statement schedule of Finisar is filed as part of this Registration Statement and should be read in conjunction with the financial statements and related notes.

Schedule	Page

II — Valuation and Qualifying Accounts	S-1
      Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17.	Undertakings
      Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
      The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on March 16, 2006.

FINISAR CORPORATION

By:	/s/ Jerry S. Rawls*

Jerry S. Rawls
President and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jerry S. Rawls* Jerry S. Rawls	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	March 16, 2006

/s/ Stephen K. Workman Stephen K. Workman	Senior Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	March 16, 2006

/s/ Roger C. Ferguson* Roger C. Ferguson	Director	March 16, 2006

/s/ David C. Fries David C. Fries	Director	March 16, 2005

/s/ Frank H. Levinson* Frank H. Levinson	Director	March 16, 2006

/s/ Larry D. Mitchell* Larry D. Mitchell	Director	March 16, 2006

/s/ Robert N. Stephens Robert N. Stephens	Director	March 16, 2006

Name		Title	Date

Dominique Trempont		Director	March , 2006

*By:	/s/ Stephen K. Workman Stephen K. Workman Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number		Description of Document

2.8		Master Sale and Purchase Agreement by and between Infineon Technologies A.G. and Finisar Corporation, dated January 25, 2005(1)
3.4		Amended and Restated Bylaws of Registrant(28)
3.5		Restated Certificate of Incorporation of Registrant(2)
3.6		Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on June 19, 2001(3)
3.8		Certificate of Elimination regarding the Registrant’s Series A Preferred Stock(4)
3.9		Certificate of Designation(5)
3.10		Certificate of Amendment to Restated Certificate of Incorporation of Registrant, filed with the Delaware Secretary of State on May 11, 2005(6)
3.11		Amended and Restated Certificate of Incorporation of Registrant(28)
4.1		Specimen certificate representing the common stock(2)
4.2		Form of Rights Agreement between Finisar Corporation and American Stock Transfer and Trust Company, as Rights Agent (including as Exhibit A the form of Certificate of Designation, Preferences and Rights of the Terms of the Series RP Preferred Stock, as Exhibit B the form of Right Certificate, and as Exhibit C the Summary of Terms of Rights Agreement)(7)
4.3		Indenture between Finisar Corporation and U.S. Bank Trust National Association, a national banking association, dated October 15, 2001(8)
4.4		Indenture between Finisar Corporation and U.S. Bank Trust National Association, a national banking association, dated October 15, 2003(9)
4.5		Asset Purchase Agreement among Finisar Corporation, Data Transit Corp., Dale T. Smith and Janice H. Smith dated as of August 4, 2004, as amended through December 10, 2004 (including as Exhibit A the form of 8% Installment Promissory Note due August 5, 2005 and as Exhibit I the form of Stock Resale Agreement)(10)
4.6		Fourth Amendment to Asset Purchase Agreement among Finisar Corporation, Data Transit Corp., Dale T. Smith and Janis H. Smith dated as of May 11, 2005 (including as Exhibit A the form of Amended and Restated 8% Installment Promissory Note due August 5, 2006)(11)
4.7		Convertible Promissory Note dated April 29, 2005 issued by Finisar Corporation to CyOptics, Inc., with a principal amount of $3,750,000(12)
5	.1*	Opinion of DLA Piper Rudnick Gray Cary US LLP
10.1		Form of Indemnity Agreement between Registrant and Registrant’s directors and officers(2)
10.2		1989 Stock Option Plan(5)
10.3		1999 Stock Option Plan, as amended and restated effective October 1, 2003(13)
10.4		1999 Employee Stock Purchase Plan, as amended and restated effective March 2, 2005(14)
10.13		Building Lease for 1308 Moffett Park Drive, Sunnyvale, CA, dated May 26, 1999 between Registrant and Aetna Life Insurance Company(2)
10.18		Collateral Pledge and Security Agreement among Finisar Corporation, U.S. Bank Trust National Association and U.S. Bank National Association, dated October 15, 2003(9)
10.19		Registration Rights Agreement between Finisar Corporation and the Initial Purchasers of Finisar’s 2 1/2% Convertible Subordinated Notes due 2010, dated October 15, 2003(9)
10	.21.1	Executive Retention and Severance Plan(15)
10	.21.2	Amended and Restated Registration Rights Agreement between Infineon Technologies AG and Finisar Corporation, dated January 25, 2005(16)
10.22		Transceiver Supply Agreement by and between Finisar Corporation and Infineon Technologies Trutnov, sro, dated January 25, 2005(17)
10.23		Purchase Agreement by and between FSI International, Inc. and Finisar Corporation, dated February 4, 2005(18)

Exhibit
Number		Description of Document

10.24		Assignment and Assumption of Purchase and Sale Agreement between Finisar Corporation and Finistar (CA-TX) Limited Partnership, dated February 4, 2005(19)
10.25		Lease Agreement by and between Finistar (CA-TX) Limited Partnership and Finisar Corporation, dated February 4, 2005(20)
10.26		Agreement and Plan of Reorganization by and among Finisar Corporation, Iolite Acquisition Corp. and InterSAN, Inc., dated March 2, 2005(21)
10.27		Agreement and Plan of Merger by and among Finisar Corporation, I-Robot Acquisition Corp., I-TECH CORP. and Steven Bucher, dated April 7, 2005(22)
10.28		Convertible Promissory Note issued by Finisar Corporation to Steven Bucher with a principal amount of $11,061,000, dated April 8, 2005(23)
10.29		Convertible Promissory Note issued by Finisar Corporation to Steven Bucher with a principal amount of $1,000,000, dated April 8, 2005(24)
10.30		Form of Stock Option Agreement for options granted under the 1999 Stock Option Plan(25)
10.31		Amendment to Convertible Promissory Note dated June 21, 2005 by and among Finisar Corporation and Steven Bucher(26)
10.32		International Employee Stock Purchase Plan(27)
10.33		Resignation Agreement by and between Finisar Corporation and Kevin Cornell, effective as of August 4, 2005(28)
10.34		Finisar Corporation 2005 Stock Incentive Plan(29)
10.35		Letter Agreement dated December 28, 2005 between Finisar Corporation and Dr. Frank H. Levinson(30)
21		List of Subsidiaries of the Registrant(31)
23	.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2		Opinion of DLA Piper Rudnick Gray Cary US LLP (contained in Exhibit 5.1)

   *     Previously filed

(1)	Incorporated by reference to Exhibit 2.8 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(2)	Incorporated by reference to the same numbered exhibit to Registrant’s Registration Statement on Form S-1/ A filed October 19, 1999 (File No. 333-87017).

(3)	Incorporated by reference to the same numbered exhibit to Registrant’s Annual Report on Form 10-K filed July 18, 2001.

(4)	Incorporated by reference to Exhibit 3.8 to Registrant’s Registration Statement on Form S-3 filed December 18, 2001 (File No. 333-75380).

(5)	Incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form 8-A12G filed on September 27, 2002.

(6)	Incorporated by reference to Exhibit 3.3 to Registrant’s Registration Statement on Form S-3 filed May 18, 2005 (File No. 333-125034).

(7)	Incorporated by reference to the same numbered exhibit to Registrant’s Current Report on Form 8-K filed September 27, 2002.

(8)	Incorporated by reference to the same numbered exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 2001 filed December 12, 2001.

(9)	Incorporated by reference to the same numbered exhibit to Registrant’s Quarterly Report on Form 10-Q for the period ended October 31, 2003 filed December 10, 2003.

(10)	Incorporated by reference to Exhibit 4.5 to Registrant’s Quarterly Report on Form 10-Q filed December 10, 2004.

(11)	Incorporated by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 filed May 13, 2005 (File No. 333-125979).

(12)	Incorporated by reference to Exhibit 4.7 to Registrant’s Registration Statement on Form S-3 filed May 18, 2005 (File No. 333-125034).

(13)	Incorporated by reference to Exhibit 99.3 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(14)	Incorporated by reference to Exhibit 99.1 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(15)	Incorporated by reference to the same numbered exhibit to Registrant’s Annual Report on Form 10-K/ A filed February 10, 2005.

(16)	Incorporated by reference to Exhibit 10.21 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(17)	Incorporated by reference to Exhibit 10.22 to Registrant’s Current Report on Form 8-K filed January 28, 2005.

(18)	Incorporated by reference to Exhibit 10.23 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(19)	Incorporated by reference to Exhibit 10.24 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(20)	Incorporated by reference to Exhibit 10.25 to Registrant’s Current Report on Form 8-K filed February 9, 2005.

(21)	Incorporated by reference to Exhibit 10.26 to Registrant’s Current Report on Form 8-K filed March 7, 2005.

(22)	Incorporated by reference to Exhibit 10.27 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(23)	Incorporated by reference to Exhibit 10.28 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(24)	Incorporated by reference to Exhibit 10.29 to Registrant’s Current Report on Form 8-K filed April 11, 2005.

(25)	Incorporated by reference to Exhibit 10.30 to Registrant’s Current Report on Form 8-K filed June 14, 2005.

(26)	Incorporated by reference to Exhibit 10.31 to Registrant’s Current Report on Form 8-K filed June 22, 2005.

(27)	Incorporated by reference to Exhibit 99.2 to Registrant’s Registration Statement on Form S-8 filed May 23, 2005 (File No. 333-125147).

(28)	Incorporated by reference to Exhibit 10.33 to Registrant’s Current Report on Form 8-K filed August 8, 2005.

(29)	Incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K filed October 19, 2005.

(30)	Incorporated by reference to Exhibit 10.35 to Registrant’s Current Report on Form 8-K filed January 3, 2006.

(31)	Incorporated by reference to Exhibit 21 to Registrant’s Annual Report on Form 10-K filed July 29, 2005.